UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2009

Commission File Number 000-31395

VillageEDOCS, Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	33-0668917
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1401 N. TUSTIN AVE, STE 230, SANTA ANA, CA	92705
(Address of principal executive offices)	(Zip Code)
(714) 734-1030
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Please refer to Item 2.01 with respect to the Sale Agreements.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 4, 2009, VillageEDOCS, Inc. sold its wholly-owned subsidiary Tailored Business Systems, Inc. (“TBS”) to N. Harris Computer Corporation and its affiliate (“Buyer”) for approximately $2.3 million in cash  plus up to $0.7 million in additional future payments (the “TBS Sale”) subject to certain earn-out provisions as set forth in an Intellectual Property Purchase Agrement (the “IPPA”) and a Share Purchase Agreement (the “SPA” and, together with the IPPA, the “Sale Agreements”).  Copies of the Sale Agreements are filed hereto as Exhibits 2.1 and 2.2.

Item 2.05	Costs Associated with Exit or Disposal Activities

Please refer to Item 2.01 with respect to the TBS Sale.

The Buyer assumed substantially all of the employment agreements of TBS, its office lease, accounts payable, and certain other accrued liabilities and contracts as stipulated by the Sale Agreements.  Accordingly, the Company does not expect to incur significant pre-tax cash expenditures in connection with the disposal.  The Company does anticipate that a significant portion of the total costs associated with the disposal of the assets will be related to asset impairment charges.  A significant portion of these costs are currently expected to be recorded in the Company's operating results for the quarter ended December 31, 2009.

To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K as estimates of related costs and charges are finalized.

Item 2.06 Material Impairments

[The Company currently expects that a significant portion of the total costs associated with the disposal of the assets will be related to asset impairment charges.  The Company will perform an impairment assessment.  Assets that are determined to be impaired will be written down to fair value.  Management current estimates the Company will be writing off approximately $2.8 million of goodwill (approximately 39% of the total goodwill) and approximately $218,000 of intangible assets.  The impairment charges ultimately recorded are not expected to result in material future cash expenditures.

To the extent required by applicable rules, the Company will file one or more amendments to this Current Report on Form 8-K as estimates of related costs and charges are finalized.

Item 8.01               Other Events.

On December 7, 2009, VillageEDOCS, Inc. issued a press release announcing the TBS Sale.  A copy of the press release is furnished hereto as Exhibit 99.1.

Limitation on Incorporation by Reference

The information in this Report furnished pursuant to Item 8.01 shall not be deemed to be "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933, as amended, if such subsequent filing references this Item 8.01 of this Form 8-K.  The information set forth in Item 8.01 of this report shall not deemed an admission as to the materiality of any information in this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit number	Description

2.1	Intellectual Property Purchase Agreement, dated December 4, 2009, among N. Harris Computer Corporation, Tailored Business Systems, Inc., and VillageEDOCS, Inc.*
2.2	Share Purchase Agreement, dated December 4, 2009, between Systems Design, Inc., and VillageEDOCS, Inc.*

99.1	Press Release, dated December 7, 2009**

*	filed herewith
**	furnished herewith

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2009		VILLAGEEDOCS, INC.

	By:	/s/ Michael A. Richard
Print Name: Michael A. Richard
Title: Chief Financial Officer